- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------


                          SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C. 20549
                               ------------------

                                       FORM S-8

                                REGISTRATION STATEMENT
                                       UNDER THE
                                SECURITIES ACT OF 1933

                            COMMISSION FILE NUMBER: 0-12185

                             ALASKA APOLLO RESOURCES INC.
                (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


          PROVINCE OF BRITISH COLUMBIA                   NOT APPLICABLE
        (STATE OR OTHER JURISDICTION OF                 (I.R.S. EMPLOYER
         INCORPORATION OR ORGANIZATION)                IDENTIFICATION NO.)

        131 PROSPEROUS PLACE, SUITE 17-A                    40509-1844
              LEXINGTON, KENTUCKY                           (ZIP CODE)
    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

                                    NOT APPLICABLE
                                 (FULL TITLE OF PLAN)

                WILLIAM S. DAUGHERTY, 131 PROSPEROUS PLACE, SUITE 17-A,
                            LEXINGTON, KENTUCKY 40509-1844
                        (NAME AND ADDRESS OF AGENT FOR SERVICE)

  TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE: (606) 263-3948

                            CALCULATION OF REGISTRATION FEE




- -------------------------------------------------------------------------------------------------------------------------
- -------------------------------------------------------------------------------------------------------------------------
                                                              PROPOSED MAXIMUM       PROPOSED MAXIMUM
  TITLE OF EACH CLASS OF SECURITIES     AMOUNT OF SHARES     OFFERING PRICE PER     AGGREGATE OFFERING     REGISTRATION
           TO BE REGISTERED             TO BE REGISTERED           SHARE                   PRICE              FEE (1)
- -------------------------------------------------------------------------------------------------------------------------
 COMMON STOCK, WITHOUT PAR
 VALUE PER SHARE................                 352,245           $0.38                   $133,853.10           $46.16
                                                  48,048            0.41                     19,699.68             6.79
                                                  22,727            0.46                     10,454.42             3.60
                                                 260,792            0.50                    130,396.00            44.96
- -------------------------------------------------------------------------------------------------------------------------
TOTAL                                            683,812                                   $294,403.20          $101.51
- -------------------------------------------------------------------------------------------------------------------------
- -------------------------------------------------------------------------------------------------------------------------

(1) The registration fee applies to all of the shares of the Common Stock to be issued as a result of this Registration Statement.

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                             ALASKA APOLLO RESOURCES INC.
                  DOCUMENTS CONSTITUTING A SECTION 10(a) PROSPECTUS
                    PURSUANT TO A FORM S-8 REGISTRATION STATEMENT
                                  FILED JULY 1, 1996

               THIS DOCUMENT CONSTITUTES PART OF A PROSPECTUS COVERING
                      SECURITIES THAT HAVE BEEN REGISTERED UNDER
                              THE SECURITIES ACT OF 1933

    In connection with the Registration Statement on Form S-8 (the
"Registration Statement") filed by Alaska Apollo Resources Inc. (the "Company") with the Securities and Exchange Commission on July 1, 1996, the following shall constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933:

    1.   GENERAL PLAN INFORMATION.

         (a) The following letter agreements (the "Letter Agreements") between the Company and the below described individuals and firms (the "Participants") with respect to the payment of fees and the shares of the Company's common stock, without par value per share (the "Securities"), and the price per share at which the Securities are to be issued to the Participants in payment of their fees are more fully described in Exhibit "A" attached hereto and incorporated herein by reference for all purposes:


                                                Price per         Number of
Name                                Fees          Share            Shares
- ----                                ----          -----            ------
Robert L. McIntyre                $19,800         $0.41            48,048
Robert L. McIntyre                 15,000          0.50            30,000
Robert L. McIntyre                 10,000          0.46            22,727
Norman T. Reynolds                 56,333          0.38           148,245
Fred Mercer & Associates, Inc.     16,100          0.50            32,200
CFO Services, Inc.                 95,416          0.50           190,832
BCD Softech, Inc.                   3,880          0.50             7,760
                                  -------                         -------
Total                            $216,529                         479,812
                                  -------                         -------
                                  -------                         -------

         (b) In addition to the Plan Participants described in Paragraph 1(a) above, various employees of the Company are also Plan Participants. Pursuant to resolutions passed by the Board of Directors of the Company, these employees have been granted bonuses to be payable in Securities of the Company, at a price per share equal to $0.38, in the following amounts:

Name of Employee                        1994           1995           Total
- ----------------                        ----           ----           -----
William S. Daugherty                   25,000         25,000         50,000
Timothy F. Guthrie                     25,000         25,000         50,000
William G. Barr III                    25,000         25,000         50,000
D. Michael Wallen                         -0-         25,000         25,000
Ronnie H. Meeks                         5,000          5,000         10,000
Donald L. Brown                         5,000          5,000         10,000
Clarence R. Smith                         -0-          3,000          3,000
Lisa M. Bottoms                           -0-          1,500          1,500
Roy Gray                                  -0-          1,000          1,000
Jerry S. Higgins                        1,000          1,000          2,000
Billy R. Keck                             -0-          1,500          1,500
                                        -----          -----          -----
Total                                 86,000        118,000        204,000
                                       ------        -------        -------
                                       ------        -------        -------

         (c) The Letter Agreements and the minutes containing the resolutions of the Board of Directors of the Company granting the bonuses to the employees described herein constitute an employee benefit plan as described in Rule 405 promulgated under the Securities Act of 1933 (the "Plan"). The Securities will be offered pursuant to the Plan.

         (d) The general nature and purpose of the Plan is allow for the payment of fees and bonuses due and owing by the Company to the Participants in the form of the Company's registered Securities. The Plan will terminate as soon after October 31, 1996 as the Securities called for in the Plan have been issued to the Participants, which date will not exceed December 31, 1996. It is not contemplated that the Plan will be subject to modification or extension.

         (e) The Plan does not have any administrators. However, the Participants may contact the Company at the address or telephone number described in Paragraph 11 below to obtain additional information about the Plan.

         (f) The Plan is not subject to the Employee Retirement Income Security Act of 1974. All of the Participants are employees, consultants or advisors who have provided provide bona fide services to the Company, none of such services being in connection with the offer or sale of Securities of the Company in a capital-raising transaction.

    2. SECURITIES TO BE OFFERED. The Securities to be offered pursuant to the Plan are shares of the Company's common stock, without par value per share. The common stock of the Company has been registered under Section 12 of the Securities Exchange Act of 1934.

    3. EMPLOYEES WHO MAY PARTICIPATE IN THE PLAN. Only the Participants described above may participate in the Plan.

    4. PURCHASE OF SECURITIES PURSUANT TO THE PLAN AND PAYMENT FOR SECURITIES OFFERED.

         (a) Each Participant may participate in the Plan only for so long as it takes to file the Registration Statement and issue the Securities to the Participants as called for herein. Thereafter, no Participant shall have any further interest in the Plan. The only Securities to be purchased by a Participant are described herein or in a Participant's particular Letter Agreement. The purchase price per share of the Company's Securities for each of the Participants is as set forth above.

         (b) Payment for the Securities to be purchased by any of the Participants pursuant to the Plan will be the extinguishment of any further liability by the Company to any such Participant with respect to the obligations described herein.

         (c) There will be no reports delivered to the Participants as to the amounts and status of their accounts.

         (d) The Securities will be issued to the Participants, who may sell the Securities in the open market. The Company will receive no fees or other compensation for the Securities other than the extinguishment of the debts to the Participants as described herein.

    5. RESALE RESTRICTIONS. There will be no restrictions on the resale of the Securities by the Participants.

    6. TAX EFFECTS OF PLAN PARTICIPATION. The receipt of the Securities by the Participants will be the receipt of ordinary income since the Securities will have been received by the Participants in exchange for services. Consequently, the Participants will be taxed currently for the value of the Securities pursuant to Section 61 of the Internal Revenue Code of 1986, as amended.

    7. INVESTMENT OF FUNDS. There is no provision under the Plan whereby the Participants may direct the investment of all or any part of the assets under the Plan.

    8. WITHDRAWAL FROM THE PLAN; ASSIGNMENT OF INTEREST. No Participant will be able to withdraw from, terminate, or assign its interest in the Plan.

    9. FORFEITURES AND PENALTIES. There is no event which could, under the Plan, result in a forfeiture by, or a penalty to, a Participant.

    10. CHARGES AND DEDUCTIONS, AND LIENS THEREFOR. There are no charges and deductions that may be made against the Participants, the Securities, or assets of the Plan, or the creation of any lien on any funds, securities, or other property held under the Plan.

    11. INFORMATION CONTAINED IN THE REGISTRATION STATEMENT. The Company shall furnish to the Participants, without charge, upon written or oral request, the documents incorporated by reference in Item 3 of Part II of the Registration Statement, all of such documents being incorporated by reference in this Section 10(a) Prospectus. The Company shall also furnish to the Participants, without charge, upon written or oral request, any other documents required to be delivered to employees of the Company pursuant to Rule 428(b) promulgated under the Securities Act of 1933. Any such request should be directed to the Company at 131 Prosperous Place, Suite 17-A, Lexington, Kentucky 40509, telephone (606) 263-3948, and telecopier (606) 263-1312.

    12. INFORMATION CURRENTLY FURNISHED. Each Participant has been furnished with a copy of the Company's Form 10-K/A for the fiscal year ended December 31, 1995.

    13. INFORMATION TO BE FURNISHED IN THE FUTURE. The Company shall deliver to each Participant copies of all reports, proxy statements and other communications distributed to its security-holders generally, and such material shall be sent or delivered no later than the time that it is sent to security-holders of the Company.


Attachments:

Exhibit  "A"  -    The Letter Agreements

                             ALASKA APOLLO RESOURCES INC.
                                  FORM S-8 PROSPECTUS
                                      EXHIBIT "A"
                                   LETTER AGREEMENTS

                       BREEDING, McINTYRE & CUNNINGHAM, P.S.C.
                                   ATTORNEYS AT LAW
                            300 WEST VINE STREET SUITE 500
                                    KINCAID TOWERS
                               LEXINGTON, KY 40507-1809

                                    October 1, 1995


Mr. Timothy F. Guthrie
Alaska Apollo Resources Inc.
131 Prosperous Place Suite 17
Lexington, KY 40509

    Re:  Engagement Agreement for Legal Services

Dear Mr. Guthrie:

    For the period October 1, 1995, through May 31, 1996, in connection with the above captioned matter, I agree to provide legal services to Alaska Apollo Resources Inc., and/or Daugherty Petroleum, Inc., as follows:

    1. Handle all routine corporate and natural resource matters exclusive of securities, tax and litigation.

    2. Advise the personnel of the company and counsel them as to legal issues concerning the conduct of the companies businesses.

    3. All other legal services, such as opinion letters and legal research regarding assigned matters.

    My fee for the above described services shall be $5,000.00 per month, payable every three months as earned and invoiced. In the event that our relationship should be terminated at a time when I have not fully earned all of my fee, I shall reimburse the Company for any such unearned portion.

    At the present time, Alaska Apollo Resources Inc. owes me $4,700.00, and I agree to accept freely trading stock of Alaska Apollo Resources Inc. worth $4,700.00. At the end of each month from October, 1994, until March, 1995, I agree to take freely trading stock of Alaska Apollo Resources Inc. worth $5,000.00 in exchange for services rendered by me as described in paragraphs 1-3 above during each of such months through May 31, 1996. Consequently, the total amount owed to me for past services and to be owed to me for future services through May 31, 1996, as contemplated by the letter is $44,700.00.

    Alaska Apollo Resources Inc. will cause to be prepared and file the required Form S-8 to accomplish the issuance of the stock worth $44,700.00. Stock worth $4,700.00 will be issued to me along with the first quarterly distribution of stock. Stock worth $15,000.00 will be issued to me at the end of each quarter for two quarters and stock worth $10,000.00 will be issued to me after May 31, 1996. In this regard, the stock to be issued to me will be valued at the "bid" price for such stock as of the close of NASDAQ on the following dates:

         Period                             Valuation Date
         ------                             --------------

         October 1 - December 31, 1995      December 31, 1995
         January 1 - March 31, 1996         March 31, 1996
         April 1 - May 30, 1996             May 30, 1996

    It is agreed that my willingness to accept freely trading stock of Alaska Apollo Resources, Inc., in exchange for legal services to be rendered by me shall continue only for long as there is a market being made for such stock and such stock can be readily sold in the open market. If no such market exists, then I shall be paid in cash.

    I certify that none of the legal services for which I am to be paid with S-8 stock were performed in connection with the offer or sale of securities in a capital-raising transaction. I am directing you to issue the certificates representing the shares to be issued pursuant to this letter to the name of Robert L. McIntyre.

    If the foregoing meets with your approval, please sign and date a copy of this letter and return same to me. I understand that the agreement contained herein is subject to ratification by the Board of Directors of Alaska Apollo Resources Inc. Please let me know when such ratification has been obtained.

                                       Very truly yours,

                                       /s/ Robert L. McIntyre

                                       Robert L. McIntyre
RLM\lmb

The foregoing is accepted and agreed to
this 1st day of October, 1995.

ALASKA APOLLO RESOURCES INC.

By /s/ Timothy F. Guthrie
  -------------------------------------------
  Timothy F. Guthrie, Chief Financial Officer

                                  NORMAN T. REYNOLDS
                                    ATTORNEY AT LAW
                                       MEDIATOR
                             909 FANNIN STREET, SUITE 1600
                                POST OFFICE BOX 131326
                               HOUSTON, TEXAS 77219-1326
                               TELEPHONE: (713) 651-0244
                              TELECOPIER: (713) 651-1132
                           E MAIL: 76125.722@COMPUSERVE.COM

                                     June 27, 1966



Mr. Timothy F. Guthrie
Daugherty Petroleum, Inc.
131 Prosperous Place, Suite 17-A
Lexington, Kentucky 40509

    Re:  Invoices of Norman T. Reynolds and Form S-8 Registration Statement

Dear Tim:

    I enclose my invoice for services rendered through June 26, 1996, in the amount of $50,633.25.

    I agree to finish all work currently in process for Daugherty Petroleum, Inc. and Alaska Apollo Resources Inc. and any other work which may be required through August 31, 1996, for the sum of $8,200, payable in advance and payable by wire transfer in the amount of $2,500 today and $5,700 in the form of shares of the common stock of Alaska Apollo Resources Inc. to be issued as described below. This work includes the finalization of the Form S-4, and the preparation of any other documents required for the removal of Alaska Apollo Resources Inc. from British Columbia, the preparation of Form 10 for the registration of Daugherty Petroleum, Inc. pursuant to the Securities Exchange Act of 1934, and any required no-action letter to the Securities and Exchange Commission, and a request for a ruling from the Internal Revenue Service with respect to the tax-free nature of the spin-off of Daugherty Petroleum, Inc. In addition, I will prepare and file the Form 10-Q required for the period ending June 30, 1996.
The above-described $8,200 also includes the rendering of any general corporate and securities advice from today until August 31, 1996.

    As we discussed, I agree to take shares of the common stock of Alaska
Apollo Resources Inc. in payment of all fees currently due and owing to me, which fees total $56,333.25, and which will be registered pursuant to a Form S-8 Registration Statement. It is understood that the stock I will receive will be valued at $0.38 per share and, as a result, I will receive 148,245 shares. It is further understood that the Form S-8 Registration Statement will be filed immediately and that the shares of the stock will be issued immediately upon the effectiveness of the Registration Statement, and all other applicable laws and regulations.

    If the foregoing is acceptable, please sign and date a copy of this letter and send same to me by telecopy.

                                       Very truly yours,

                                       /s/ Norman T. Reynolds

                                       Norman T. Reynolds

NTR/bwd
Enclosure
dau-1\tfgltr.003

The foregoing is agreed to this 27th day of June, 1996.

ALASKA APOLLO RESOURCES INC.


By /s/ Timothy F. Guthrie
  -------------------------------------------
  Timothy F. Guthrie, Chief Financial Officer

                            FRED MERCER & ASSOCIATES, INC.
                                11305 QUAIL CREEK ROAD
                               OKLAHOMA CITY, OK 73120


                                   January 3, 1996


Mr. Timothy F. Guthrie
Alaska Apollo Resources Inc.
131 Prosperous Place - Suite 17-A
Lexington, KY 40509

    Re:  Engagement Agreement for Fred Mercer & Associates, Inc.

Dear Tim:

    In connection with the above captioned matter, Fred Mercer & Associates, Inc., hereinafter referred to as "Mercer," agrees to provide services to Alaska Apollo Resources Inc. and/or Daugherty Petroleum, Inc., as follows:

    1. Consult with the Company regarding the structure and marketability of various drilling and completion programs;

    2. Consult with the Company regarding the development of relationships with various broker/dealers; and

    3. Advise the Company as to feasibility of its public and stockholder relations activities.

    Mercer's fee for the above described services, including providing its own office space and secretarial services, shall be $1,200.00 per month. In the event that our relationship should be terminated at a time when Mercer has not fully earned all its fees, Mercer shall reimburse the Company for any such unearned portion.

    At the present time, Alaska Apollo Resources Inc. and Daugherty Petroleum, Inc., owe Mercer $10,100.00 and Mercer agrees to accept freely trading stock in Alaska Apollo Resources Inc. worth $10,100.00. Mercer further agrees to accept additional stock worth $6,000.00 payable on or before July 1, 1996, in exchange for the amount to be owed to it for the period from January 1, 1996, through May 31, 1996. Consequently, the total amount owed to Mercer for past services and for future services through May 31, 1996, as contemplated by this Engagement Agreement is $16,100.00. Alaska Apollo Resources Inc. will cause to be prepared and will file the required Form S-8 to accomplish the issuance of the stock worth $16,100.00. The stock to be issued will be valued at 1/2 or $.50 per share.

    It is agreed that Mercer's willingness in the future to accept freely trading stock of Alaska Apollo Resources Inc. in exchange for the above described services to be rendered by Mercer, shall continue only for so long as there is a market being made in such stock and such stock can be readily sold on the open market. If no such market exists, then Mercer shall be paid in cash for its services.

    If the foregoing meets with our approval, please sign and date a copy of this letter and return same to me. I understand that the Agreement contained herein is subject to ratification by the Board of Directors of Alaska Apollo Resources, Inc. Please notify me when such ratification has been obtained.

                                       Very truly yours,

                                       FRED MERCER & ASSOCIATES, INC.


                                       By /s/ Fred Mercer
                                         ----------------------------------
                                         Fred Mercer, President

The foregoing is accepted and agreed
to this 3rd day of January, 1996.

ALASKA APOLLO RESOURCES INC.


By /s/ Timothy F. Guthrie
  -------------------------------------------
  Timothy F. Guthrie, Chief Financial Officer

                                  CFO SERVICES, INC.
                            131 Prosperous Place, Suite 17
                                 Lexington, KY 40509


                                   October 1, 1995

Mr. William S. Daugherty
Alaska Apollo Resources Inc.
131 Prosperous Place, Suite 17-A
Lexington, Kentucky 40509

    Re:  Engagement Agreement for Chief Financial Officer Services

Dear Bill:

    In connection with the above captioned matter, CFO Services, Inc., hereinafter referred to as "CFO," agrees to provide services to Alaska Apollo Resources Inc., and/or Daugherty Petroleum, Inc., as follows:

    1. Serve as the chief financial officer and Controller for Daugherty Petroleum, Inc.;

    2. Supervise all accounting staff and oversee management of financial, accounting and SEC reporting activities;

    3.   Participate as a member of Daugherty Petroleum's management team; and

    4. Computer consulting services, including management of the Company's computer network, training of personnel and consultants relating to the selection, purchase, installation, and utilization of software applications.

    It is understood that you will reimburse CFO for all future costs incurred by CFO in connection with your accounts, such as long distance telephone charges, photocopy expenses, filing fees, travel expenses, printing and other out-of-pocket charges directly relating to work on your accounts.

    CFO's fee for the services described above in paragraphs 1-3 shall be at the rate of $40.00 per hour, payable monthly and calculated on the basis of 155 hours per month. CFO's fee for the services described above in paragraph 4 shall be at the rate of $1,167 per month. CFO's shall further be reimbursed for fixed expenses at the rate of $455.00 per month. In the event that actual hours expended in the performance of the above described services is more or less than 155 hours for any month, CFO will submit detailed monthly invoices for the actually hours expended in the performance of the services described above in paragraphs 1-3. CFO's monthly invoices shall furthermore set forth the monthly charges for services provided pursuant to paragraph 4 and for fixed expenses, as well as out-of-pocket charges. Any portion of the invoices not covered by the issuance of stock shall be due and payable in cash.

    As of October 1, 1995, Alaska Apollo Resources Inc., and Daugherty Petroleum, Inc., owe CFO $1,552.49 and in payment thereof CFO agrees to accept freely trading stock in Alaska Apollo Resources, Inc., worth $1,552.49. CFO further agrees to accept at the end of each month from October, 1995, through October, 1996, additional stock worth $7,822.00 as payment for the services rendered pursuant to paragraph 1-3 above. Alaska Apollo Resources, Inc., will cause to be prepared and will file the required Form S-8 to accomplish the issuance of the stock worth $95,416.00. Stock worth $1,552.49 will be issued to CFO with the first quarterly distribution of stock. As for the issuance of stock to pay for the remaining $93,864.00 due for services to be rendered hereunder, payment shall be effected by the issuance of stock every three months to cover the amount of $23,466, until the full amount is paid. In that regard, the stock to be issued to CFO will be valued at 1/2 or $.50 per share.

    It is agreed that CFO's willingness in the future to accept freely trading stock of Alaska Apollo Resources Inc. in exchange for services to be rendered by CFO shall continue only for so long as there is a market being made in such stock and such stock can be readily sold on the open market. If no such market exists, then CFO shall be paid in cash for my services.

    If the foregoing meets with your approval, please sign and date a copy of this letter, and return same to me. I understand that the agreement contained herein is subject to ratification by the Board of Directors of Alaska Apollo Resources Inc. Please notify me when such ratification has been obtained.

                                       Very truly yours,

                                       CFO SERVICES, INC.


                                       By /s/ Timothy F. Guthrie
                                         ---------------------------------
                                         Timothy F. Guthrie, President

The foregoing is accepted and agreed to
this the 1st of October, 1995.

ALASKA APOLLO RESOURCES INC.


By /s/ William S. Daugherty
  ---------------------------------------
  William S. Daugherty, President

                                  BCD SOFTECH, INC.
                               6543-C Commerce Parkway
                                     PO Box 1530
                                   Dublin, OH 43017

                                    June 26, 1996

Mr. Timothy F. Guthrie
Alaska Apollo Resources, Inc.
131 Prosperous Place, Suite 17-A
Lexington, Kentucky 40509

    Re:  S-8 Stock Agreement

Dear Mr. Guthrie:

    At the present time, Alaska Apollo Resources, Inc., and its subsidiary, Daugherty Petroleum, Inc., owes BCD Softech $3,880 for consulting and support in connection with Petro 2000 Software. In payment thereof, BCD Softech agrees to accept freely trading stock in Alaska Apollo Resources, Inc., worth $3,880. Alaska Apollo Resources, Inc., will cause to be prepared and will file the required Form S-8 to accomplish the issuance of the stock worth $11,250. Said stock will be issued to CMark as soon as possible after the filing of the Form S-8. In that regard, the stock to be issued to CMark will be valued at 1/2 or $.50 per share.

    If the foregoing meets with your approval, please sign and date a copy of this letter, and return same to me. I understand that the agreement contained herein is subject to ratification by the Board of Directors of Alaska Apollo Resources, Inc. Please notify me when such ratification has been obtained.

                                       Very truly yours,

                                       BCD SOFTECH, INC.


                                       By /s/ David Craig
                                         ---------------------------------
                                         David Craig, Vice President

The foregoing is accepted
and agreed to this the 26th day of June, 1996.

ALASKA APOLLO RESOURCES, INC.


By /s/ Timothy F. Guthrie
  -------------------------------------------
  Timothy F. Guthrie, Chief Financial Officer

                                        PART II
                             INFORMATION REQUIRED IN THE
                                REGISTRATION STATEMENT

ITEM 3.        INCORPORATION OF DOCUMENTS BY REFERENCE.

       The following documents are incorporated by reference in this Registration Statement:

       (a)     The Registrant's latest annual report.

       (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since the end of the fiscal year covered by the Registrant's latest annual report.

       (c) The description of the class of securities to be registered by this Registration Statement, which are registered under Section 12 of the Securities Act of 1934, and which were more fully described in (i) the Memorandum and Articles for Catalina Energy & Resources Ltd., a British Columbia corporation, dated January 31, 1979, (ii) the Certificate for Catalina Energy & Resources Ltd., a British Columbia corporation, dated November 27, 1981, changing the name of Catalina Energy & Resources Ltd. to Alaska Apollo Gold Mines Ltd., and further changing the authorized capital of the Registrant from 5,000,000 shares of common stock, without par value per share, to 20,000,000 shares of common stock, without par value per share, (iii) the Certificate of Change of Name for Alaska Apollo Gold Mines Ltd., a British Columbia corporation, dated October 14, 1992, changing the name of Alaska Apollo Gold Mines Ltd. to Alaska Apollo Resources Inc., and further changing the authorized capital of the Registrant from 20,000,000 shares of common stock, without par value per share, to 6,000,000 shares of common stock, without par value per share, and (iv) the Altered Memorandum of Alaska Apollo Resources Inc., a British Columbia corporation, dated September 9, 1993, changing the authorized capital of the Registrant from 6,000,000 shares of common stock, without par value per share, to 20,000,000 shares of common stock, without par value per share, is as follows:

       20,000,000 shares of common stock, without par value per share.

       All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the Registration Statement and to be a part thereof from the date of filing of such documents.

ITEM 5.        INTERESTS OF NAMED EXPERTS AND COUNSEL.

       Norman T. Reynolds, Esq., an attorney for the Registrant and the counsel who has rendered an opinion as to the legality of the shares of the Registrant's common stock to be offered by this Registration Statement, owns 148,245 shares of such stock which are being registered pursuant to this Registration Statement. As of the date of this Registration Statement, such shares have a fair market value of approximately $64,783.07.

ITEM 6.        INDEMNIFICATION OF DIRECTORS AND OFFICERS.

       The directors and officers of the Registrant shall be indemnified by the Registrant against all costs, losses, expenses and liabilities incurred by any such director or officer in the course of the Registrant's business according to the Registrant's Articles of Association. In addition, all directors and officers are covered by a director's indemnification agreement.

       The foregoing discussion of the Registrant's Articles of Association is not intended to be exhaustive and is qualified in its entirety by such document.


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

ITEM 8. EXHIBITS. The exhibits listed in the following index are filed as part of this Registration Statement. The exhibits indicated by an asterisk (*) are incorporated by reference.

       EXHIBIT
       NUMBER
       DESCRIPTION OF EXHIBIT

       3(i)(a)* Memorandum and Articles for Catalina Energy & Resources Ltd., a British Columbia corporation, dated January 31, 1979, filed as an exhibit to Form 10 Registration Statement filed May 25, 1984. File No. 0-12185.

       3(i)(b)* Certificate for Catalina Energy & Resources Ltd., a British Columbia corporation, dated November 27, 1981, changing the name of Catalina Energy & Resources Ltd. to Alaska Apollo Gold Mines Ltd., and further changing the authorized capital of the Registrant from 5,000,000 shares of common stock, without par value per share, to 20,000,000 shares of common stock, without par value per share, filed as an exhibit to Form 10 Registration Statement filed May 25, 1984. File No. 0-12185.

       3(i)(c)* Certificate of Change of Name for Alaska Apollo Gold Mines Ltd., a British Columbia corporation, dated October 14, 1992, changing the name of Alaska Apollo Gold Mines Ltd. to Alaska Apollo Resources Inc., and further changing the authorized capital of the Registrant from 20,000,000 shares of common stock, without par value per share, to 6,000,000 shares of common stock, without par value per share.
                   Exhibit 3(i)(c) to Form 10-K/A for the Registrant for the fiscal year ended December 31, 1993. File No. 0-12185.

       3(i)(d)* Altered Memorandum of Alaska Apollo Resources Inc., a British Columbia corporation, dated September 9, 1993, changing the authorized capital of the Registrant from 6,000,000 shares of common stock, without par value per share, to 20,000,000 shares of common stock, without par value per share. Exhibit 3(i)(d) to Form 10-K/A for the Registrant for the fiscal year ended December 31, 1993. File No. 0-12185.

          4*       See Exhibits No. 3(i)(a), (b), (c), and (d).

          5        Opinion of Norman T. Reynolds, Esq.

ITEM 9.        UNDERTAKINGS.

       (a)     The undersigned Registrant hereby undertakes:

               (1) To file, during any period in which it offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

               (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

               (4) To file a post-effective amendment to this Registration Statement to include any financial statements required by Rule 3-19 of Regulation S-X at the start of any delayed offering or throughout a continuous offering.

       (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the


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

Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                      SIGNATURES

       THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Lexington, Kentucky, on July 1, 1996.


                                       ALASKA APOLLO RESOURCES INC.



                                       By /s/ William S. Daugherty
                                         --------------------------------------
                                         William S. Daugherty, President

    Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE                                    TITLE                    DATE
- ---------                                    -----                    ----



   /s/ William S. Daugherty        Chairman of the Board and      July 1, 1996
- ------------------------------             President
     William S. Daugherty



   /s/ Charles L. Cotterell                Director               July 1, 1996
- ------------------------------
    Charles L. Cotterell



   /s/ James K. Klyman-Mowczan             Director               July 1, 1996
- ------------------------------
    James K. Klyman-Mowczan



   /s/ Timothy F. Guthrie                Secretary and            July 1, 1996
- ------------------------------      Chief Financial officer
    Timothy F. Guthrie


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